Second Quarter 2023 Earnings Conference Call 7/18/2023 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, the impacts related to Russia’s military action in Ukraine, Federal Reserve action with respect to interest rates, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, as well as the impact of recent negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. ABL – Asset Based Lending AFS – Available for sale securities ACL – Allowance for credit losses AMBR – Ameribor Unsecured Overnight Rate Annualized – Calculated to reflect a rate based on a full year AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions Beta – repricing based on a change in market rates BOLI – Bank-owned life insurance bps – basis points Brokered Deposits – deposits obtained directly or indirectly through a deposit broker typically offering higher interest rates BSBY – Bloomberg Short-Term Bank Yield Index C&D – Construction and land development loans CD – Certificate of deposit CET1 – Common Equity Tier 1 Ratio CF – Cash flow CMBS – Commercial mortgage-backed securities CMO – Collateralized mortgage obligations CRE – Commercial real estate CSO – Corporate strategic objective C-stores – Convenience stores DDA – Noninterest-bearing demand deposit accounts (e) – estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items HNCOCK WHITNEY 3 EOP – End of period EPS – Earnings per share Excess liquidity - deposits held at the Fed plus investment in the bond portfolio above normal levels Fed - Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FRB-DW – Federal Reserve Bank Discount Window Free Securities – market value of unencumbered investment securities owned by the bank FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate ICS – Insured Cash Sweep IB – Interest-bearing IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LQA – Linked-quarter annualized LOC – Line of credit M&A – Mergers and acquisitions MM – Dollars in millions MMDA – Money market demand account MMDDYY – Month Day Year Munis – Municipal obligations NII – Net interest income *NIM – Net interest margin (TE) OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items ORE – Other real estate O/N– Overnight Funds PF – Public Funds *PPNR – Pre-provision net revenue (operating); also known as operating leverage RMBS – Residential mortgage-backed securities Repo – Customer repurchase agreements ROA – Return on average assets ROTCE – Return on tangible common equity SBIC – Small business investment company SOFR – Secured Overnight Financing Rate S2 – Slower growth, downside scenario TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) *TE – Taxable equivalent (calculated using the current statutory federal tax rate) XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year

Corporate Profile $36.2 billion in Total Assets $23.8 billion in Total Loans $30.0 billion in Total Deposits CET1 ratio 11.83%(e) Tangible Common Equity (TCE) ratio 7.50% $3.3 billion in Market Capitalization 181 full service banking locations and 224 ATMs across our footprint Approximately 3,700 (FTE) employees corporate-wide Moody’s long-term issuer rating: Baa3; outlook stable S&P long-term issuer rating: BBB; outlook stable Ranked in top 100 Best Banks in America by Forbes Recognized for top client satisfaction ranking by J.D. Power Earned top customer service marks with Greenwich Excellence Awards Diversity, equity and inclusion (DEI) are fundamental to the spirit of HWC’s purpose, mission and values HWC Nasdaq Listed HNCOCK WHITNEY 4 As of June 30, 2023 (Healthcare) (ABL) (Operations) (Trust)

Second Quarter 2023 Highlights

- Net income totaled $117.8 million, or $1.35 per diluted share, compared to $126.5 million, or $1.45 per diluted share in 1Q23
- Pre-provision net revenue (PPNR)* totaled $157.8 million, compared to $167.0 million in 1Q23
- Deposits increased $430.4 million, or 6% LQA (See slides 6 and 7)
- Loan growth of $385.4 million, or 7% LQA (See slide 8)
- Criticized commercial loans and nonaccrual loans remain at relatively low levels (See slide 11)
- ACL coverage remained solid at 1.45% (See slide 12)
- NIM 3.30%, compared to 3.55% in 1Q23 (See slide 14)
- CET1 ratio estimated at 11.83%, up 23 bps linked-quarter; TCE ratio 7.50%, up 34 bps linked-quarter (See slide 18)
- Efficiency ratio 55.33%

($s in millions; except per share data)	2Q23	1Q23	2Q22
Net Income	$117.8	$126.5	$121.4
Provision for credit losses	$7.6	$6.0	($9.8)
Earnings Per Share – diluted	$1.35	$1.45	$1.38
Return on Assets (%) (ROA)	1.30	1.46	1.38
Return on Tangible Common Equity (%) (ROTCE)	17.76	20.49	19.77
Net Interest Margin (TE) (%)	3.30	3.55	3.04
Net Charge-offs (recoveries) (%)	0.06	0.10	(0.01)
CET1 Ratio (%)	11.83(e)	11.60	11.08
Tangible Common Equity (%)	7.50	7.16	7.21
Pre-Provision Net Revenue (TE)*	$157.8	$167.0	$146.9
Efficiency Ratio (%)	55.33	53.76	54.95

*Non-GAAP measure: see appendix for non-GAAP reconciliation

5

HANCOCK WHITNEY

Maintaining a Seasoned, Stable, Diversified Deposit Base DDAs as a % of total deposits remains above pre-2020 levels 40% at June 30, 2023 37% at December 31, 2019 Uninsured deposits (adjusted for collateralized public funds) were 34% at June 30, 2023, compared to 36% at March 31, 2023 The Insured Cash Sweep (ICS) product is available to clients as a way to insure deposits above FDIC limits; balances at June 30, 2023 were $221 million, up from $111 million at March 31, 2023 Repurchase (Repo) agreements are another way for clients to insure deposits; balances at June 30, 2023 were $529 million compared to $420 million at March 31, 2023 Consumer clients comprise 43% of total deposits (49% including wealth), while commercial clients comprise 35% Deposits include $1.2 billion in brokered CDs $568 million at a rate of 5.45% (matures in December 2023) $590 million at a rate of 5.35% ($195 million matures in February 2024; $395 million matures in May 2024) Promotional CD offerings and continued deposit remix have resulted in higher deposit costs, as shown below: 1.40% in 2Q23 0.91% in 1Q23 Select Average Deposit Account Size by Line of Business Line of Business ($ in thousands) 12/31/19 6/30/23 Consumer $15.0 $18.4 Commercial $163.4 $199.1 Wealth $121.7 $132.3 Total Deposits $30.5 $38.4

Continued Remix in Deposits Total deposits of $30 billion, up $430 million, or 6% LQA Decrease in noninterest-bearing DDA driven by continued shift in mix to interest-bearing deposits due to competitive rates offered during 2Q23 Decrease in interest-bearing money market and savings mostly due to a shift to higher rate products Decrease in public fund deposits primarily related to typical seasonal runoff Increase in time deposits is due to shift from DDA deposits and lower cost IB deposits and issuance of $590 million in brokered CDs during May 2023 DDA deposits at 2Q23 includes $247 million in temporary trust deposits DDA as a % of total deposits was 40% at 2Q23, down from 43% at 1Q23 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 EOP Deposits Mix ($) EOP Deposits Mix (%) * Includes Public Funds DDA $ in millions % of Total Deposits * Includes $247 million in temporary trust deposits

Loans totaled $23.8 billion, up $385.4 million, or 7% LQA Increase in mortgage loans driven by one-time close product, which convert from construction to mortgage upon construction completion Headwinds to future loan growth: Select appetite in CRE Expect contraction in loan-only transactions over time Disciplined loan pricing Potential economic slowdown Moderated Quarterly Loan Growth Bar Chart

CRE Exposure Limited, Diversified Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE (C&I) $7,899 33.2% $13,748 CRE - owner 2,517 10.6% 2,643 ICRE 3,228 13.6% 3,407 C&D 1,665 7.0% 3,381 Healthcare 2,092 8.8% 2,543 Equipment Finance 1,079 4.5% 1,079 Energy 223 0.9% 346 Total Commercial 18,703 78.6% 27,147 Mortgage 3,582 15.1% 3,590 Consumer 1,425 6.0% 3,457 Indirect 80 0.3% 80 Grand Total $23,790 100.0% $34,274         For Information Purposes Only (included in categories above)       Retail (C&I and CRE) $2,021 8.5% $2,499 Hospitality (C&I and CRE) $1,214 5.1% $1,421 Office - ICRE $870 3.7% $913 Office - owner $835 3.5% $869 Multifamily – ICRE $609 2.6% $628 Multifamily – C&D $479 2.0% $1,161 CRE loan portfolio is diversified by asset class, industry and geographic region Income-producing CRE (ICRE) approximately 14% of total loans and includes retail, hospitality, office, industrial, and multifamily Conservative underwriting in both type and structure For years, we have been shifting our focus away from traditional office to more medical office within office-ICRE 36% of the office-ICRE portfolio is related to medical offices Office buildings tend to be more mid-rise not necessarily high-rise that rely upon large tenants taking large space The retail portfolio is mostly necessity-based businesses (i.e., grocery stores, pharmacies, c-stores, etc.) 70% of the healthcare portfolio is in market and represents broad-based traditional medical loans As of June 30, 2023

Yield on New Loans Reflects Higher Rates $ in millions New Loan Yield - Fixed 3.62% 4.45% 5.28% 5.95% 6.47% 6.69% New Loan Yield - Variable 2.92% 3.25% 4.79% 6.40% 7.10% 7.81%

Criticized Commercial, Nonaccrual Loans Remain at Low Levels Criticized commercial loans totaled $302 million, or 1.62% of total commercial loans, at June 30, 2023, up $6 million, or 2%, linked-quarter Nonaccrual loans totaled $78 million, or 0.33% of total loans, at June 30, 2023, up $24 million, or 44%, linked-quarter; increase mostly due to one commercial credit 1.59% 0.17% 1.59% Total Loans $21,846 $22,586 $23,114 $23,405 $23,790 Total Commercial Loans 17,660 18,166 18,444 18,550 18,703 Criticized Commercial Loans 281 304 302 296 302 Nonaccrual Loans 38 40 39 54 78 1.68% 0.18% 1.64% 0.17% 0.23% 1.62% 0.33% $700 $600 $500 $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HNCOCK WHITNEY 12 $ in millions

Maintained a Solid Reserve Provision for the quarter of $7.6 million, reflects $3.4 million of net charge-offs and a reserve build of $4.2 million Maintained solid reserve, with quarter-end reserve coverage of 1.45% Weighting applied to Moody's June 2023 economic scenarios was 40% baseline and 60% slower growth (S2) Given inflation levels, market conditions, and recession concerns, scenario mix and weighting captures greater potential for slower near term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Build Total Provision  ($s in millions) 2Q23 1Q23 2Q23 1Q23 2Q23 1Q23 Commercial $1.2 $3.4 $2.6 ($1.0) $3.8 $2.4 Mortgage (0.3) (0.2) 2.0 2.1 1.7 1.9 Consumer 2.5 2.5 (0.4) (0.8) 2.1 1.7 Total $3.4 $5.7 $4.2 $0.3 $7.6 $6.0 6/30/2023 3/31/2023 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial $251 1.34% $247 1.33% Mortgage 37 1.02% 35 1.04% Consumer 27 1.79% 27 1.80% Allowance for Loan and Lease Losses (ALLL) $315 1.32% $309 1.32% Reserve for Unfunded Lending Commitments 31 --- 32 --- Allowance for Credit Losses (ACL) $346 1.45% $341 1.46%

Conservative Securities Portfolio Securities portfolio* totaled $9.0 billion, down $126 million linked-quarter 69% AFS, 31% HTM at 6/30/23 To reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment, we have $514 million of FV hedges on $559 million of bonds, or 9% of AFS securities Yield 2.38%, up 3 bps linked-quarter Premium amortization totaled $7.9 million, down $0.3 million linked-quarter Effective duration remains stable at 4.7 years at 6/30/23 compared to 4.8 years at 3/31/23 Net unrealized losses on securities portfolio: Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15 Bar chart,pie chart Net Unrealized Loss $ in millions 6/30/2023 3/31/2023 AFS ($736) ($673) HTM ($241) ($201) Total ($977) ($874) * Excluding unrealized losses and FV hedges adjustment

2Q23 NIM 3.30%, down 25 bps linked-quarter Adjusting for excess liquidity in both 1Q23 and 2Q23, NIM would have been down 21 bps NIM 3.30% for the month of June 2023 NII (TE) decreased $10.8 million, or 4%, linked-quarter, driven by change in the funding mix and increasing deposit betas Forecasting an additional 25 bps increase in the Federal Funds rate in July and flat through year-end 2023 NIM likely to continue compressing due to deposit remix NIM Reflects Continued Change in Funding Mix, Higher Deposit Betas Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart NIM Yield / Cost Quarter Month

Loans Loans totaled $23.8 billion at June 30, 2023 41% fixed, 59% variable (includes hybrid ARMs) 68% ($9.6 billion) of variable loans tied to SOFR/LIBOR 24% ($3.5 billion) of variable loans tied to Wall Street Journal Prime 6% ($818 million) of variable loans tied to AMBR 2% ($217 million) of variable loans tied to BSBY Securities Expect runoff from bond portfolio to continue funding loan growth as needed in 2023 $122 million of cash flows from the bond portfolio was used to fund quarterly loan growth Swaps/Hedges (See slide 28 for more information) $1.6 billion of active receive fixed/pay 1 month SOFR swaps designated as Cash Flow Hedges on the balance sheet; extends asset duration $514 million of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $559 million of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment Deposits Deposits totaled $30.0 billion at June 30, 2023 75% of deposits are MMDA (excludes PF), savings, or DDA Shift in deposit mix as interest rates continue to rise Rate Betas Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% Focused on IRR Sensitivity IRR Sensitivity Table     HWC   HWC (Hedges Removed)   As of 2Q23 As of 2Q23 Immediate +100 bps 3.0% 4.3% Immediate -100 bps -2.9% -4.2% Gradual +100 bps 1.9% 2.4% Gradual -100 bps -1.0% -1.6% 1Q22- 2Q22 2Q22- 3Q22 3Q22- 4Q22 4Q22- 1Q23 1Q23- 2Q23 Cycle to date (1Q22-2Q23) Total Deposit Betas 3% 8% 21% 48% 104% 28% IB Deposit Betas 5% 16% 40% 81% 156% 47% Loan Betas 24% 45% 43% 50% 60% 44% Total Deposit Beta excluding brokered CDs 47% 82% 25%

Service Charges, Specialty Income Drive Fee Increase Noninterest income totaled $83.2 million, up $2.9 million, or 4% linked-quarter Increase in service charges was primarily related to commercial net analysis fees Increase in trust fees related to seasonal tax accounting fees Decrease in investment, annuity and insurance income related to lower annuity and corporate underwriting fees Increase in other noninterest income is primarily related to increased FHLB dividends and credit related fees Noninterest Income Mix 6/30/23 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Other Expense Drives Linked-Quarter Increase in Expense Noninterest expense totaled $202.1 million, up $1.3 million, or 1% linked-quarter Personnel expense decrease mostly related to lower incentive and benefit costs, partly offset by merit pay increases Increase in occupancy and equipment expense related to higher property insurance and annual maintenance costs Other expenses increased primarily due to: Increase in data processing expense ($1.4 million) Higher regulatory fees, incl. FDIC Assessment ($0.5 million) Noninterest Expense Mix 6/30/23 $s in millions A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement)

Capital Levels Improved Linked-Quarter CET1 ratio estimated at 11.83%, up 23 bps linked-quarter TCE ratio 7.50%, up 34 bps LQ Tangible net earnings +33 bps Lower tangible assets +27 bps Stock compensation and other +2 bps Impact of OCI -21 bps Dividends -7 bps No shares repurchased during 2Q23 Will continue to manage capital in the best interests of the Company and our shareholders; our priorities are: Organic growth Dividends Buybacks M&A Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio June 30, 2023 7.50% 9.64%(e) 11.83%(e) 13.44%(e) March 31, 2023 7.16% 9.63% 11.60% 13.21% December 31, 2022 7.09% 9.53% 11.41% 12.97% September 30, 2022 6.73% 9.27% 11.10% 12.67% June 30, 2022 7.21% 8.68% 11.08% 12.70% (e) Estimated for most recent period-end Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

Remain Well Capitalized Including All Unrealized Losses 6/30/2023 As Reported Inc. AOCI Losses (1) Inc. AOCI + HTM Losses(2) Well Capitalized Minimum Tangible Common Equity Ratio 7.50% 7.50% 7.01% N/A Leverage (Tier 1) Ratio (e) 9.64% 7.92% 7.43% 5.00% CET1 Ratio (e) 11.83% 9.62% 8.99% 6.50% Tier 1 Risked-Based Capital Ratio (e) 11.83% 9.62% 8.99% 8.00% Risk-Based Capital Ratio (e) 13.44% 11.24% 10.62% 10.00% Reflected above is the hypothetical impact on capital if the mark on AOCI Losses(1) and AOCI + HTM(2) were included in the regulatory capital calculations Neither scenario is currently included, nor required to be included in the Company’s regulatory capital ratios (e) Estimated for most recent period-end Assumes AOCI adjustments related to market valuations on securities and related hedges are included for regulatory capital calculations Assumes HTM securities are also included as AOCI adjustment

2023 Forward Guidance

	Guidance Direction	2Q23 Actual	FY 2023 Outlook
Loans (EOP)	Unchanged	$23.8B	Expect EOP loan growth in the range of low to mid single digits from $23.1B at 12/31/22
Deposits (EOP)	Unchanged	$30.0B	Expect EOP deposit growth in the range of flat to low single digits from $29.1B at 12/31/22; will continue to utilize cash flows from securities portfolio to help fund loan growth in 2023
Operating Pre-Provision, Net Revenue (PPNR)*	**Updated**	$157.8MM	Expect PPNR to decrease 1%-3% from FY22 ($641.1MM); assumes full expense guidance; updated to reflect current deposit mix/rate environment; this guidance excludes any expected special FDIC assessment related to the 2023 bank failures
Reserve for Credit Losses	Unchanged	$345.7MM or 1.45% of total loans	Future assumptions in economic forecasts and any change in our own asset quality metrics will drive level of reserves; expect low to modest charge-offs and provision throughout 2023
Noninterest Income	**Updated**	$83.2MM	Expect noninterest income to be up 1%-2% from FY22 ($331.5MM)
Noninterest Expense	**Updated**	$202.1MM	Expect operating expense to be up 7.5%-8.5% from FY22 ($750.7MM); this guidance excludes any expected special FDIC assessment related to the 2023 bank failures
Effective Tax Rate	Unchanged	20.1%	Approximately 21%
Efficiency Ratio	**Updated**	55.33%	Expect to maintain efficiency ratio below 56% for FY23

* See additional information on NIM guidance on Slide 14; Forecasting an additional 25 bps increase in the Federal Funds rate in July and then flat through year-end 2023

Corporate Strategic Objectives (CSOs) **Long-term operating objectives reviewed/updated annually** (Rate environment will either benefit or challenge us to reach our objectives)	3 Year Objective (4Q25)	2Q23 Actual
ROA	≥ 1.55%	1.30%
TCE	≥ 8%	7.50%
ROTCE	≥ 18%	17.76%
Efficiency Ratio	≤ 50%	55.33%

20

HANCOCK WHITNEY

HWC Strong and Stable for 124 Years Strength to manage through challenging economic environment Balance sheet de-risked in early 2020 Credit metrics at low levels Robust ACL at 1.45% of loans Solid capital levels Significant efficiency initiatives executed in 2020/2021 Technology projects nearing completion phases Market disruption(s) from M&A lead to opportunities Stable, seasoned, diversified deposits Current hedge positions provide NII support and extend asset duration in down rate environments Proven ability to proactively manage expenses Exceptional, dedicated, committed team of associates

Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Income Statement ($ in millions, except for per share data)

			Change					Change
2Q23	1Q23	2Q22	LQ	Prior Year		YTD 2023	YTD 2022	Y-o-Y
276.7	287.6	248.3	(10.9)	28.4	Net interest income (TE)	564.3	479.3	85.0
7.6	6.0	(9.8)	1.6	17.4	Provision for credit losses	13.7	(32.3)	46.0
83.2	80.3	85.7	2.9	(2.5)	Noninterest income	163.6	169.1	(5.5)
202.1	200.9	187.1	1.2	15.0	Noninterest expense	403.0	367.0	36.0
147.4	158.4	154.0	(11.0)	(6.6)	Income before income tax	305.8	308.5	(2.7)
29.6	31.9	32.6	(2.3)	(3.0)	Income tax expense	61.5	63.6	(2.1)
117.8	126.5	121.4	(8.7)	(3.6)	Net income	244.3	244.9	(0.6)
157.8	167.0	146.9	(9.2)	10.9	Operating PPNR (TE)*	324.9	281.4	43.5

117.8	126.5	121.4	(8.7)	(3.6)	Net income	244.3	244.9	(0.6)
(1.2)	(1.4)	(1.8)	0.2	0.6	Net Income allocated to participating securities	(2.6)	(3.8)	1.2
116.6	125.1	119.6	(8.5)	(3.0)	Net Income available to common shareholders	241.6	241.1	0.5
86.4	86.3	86.4	0.1	-	Weighted average common shares - diluted (millions)	86.4	86.7	(0.3)
1.35	1.45	1.38	(0.10)	(0.03)	Reported EPS	2.80	2.78	0.02

3.30%	3.55%	3.04%	-25 bps	26 bps	NIM (TE)	3.42%	2.92%	50 bps
1.30%	1.46%	1.38%	-16 bps	-8 bps	ROA	1.38%	1.38%	0 bps
13.24%	15.03%	14.39%	-179 bps	-115 bps	ROE	14.11%	14.13%	-2 bps
55.33%	53.76%	54.95%	157 bps	38 bps	Efficiency ratio	54.54%	55.47%	-93 bps

*Non-GAAP measure: see slide 27 for non-GAAP reconciliation

23

HANCOCK WHITNEY

Summary Balance Sheet ($ in millions) Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26 Change Change 2Q23 1Q23 2Q22 LQ Prior Year   YTD 2023 YTD 2022 Y-o-Y           EOP Balance Sheet       23,789.9 23,404.5 21,846.1 385.4 1,943.8 Loans 23,789.9 21,846.1 1,943.8 8,195.7 8,390.7 8,531.4 (195.0) (335.7) Securities 8,195.7 8,531.4 (335.7) 32,715.6 34,106.8 31,292.9 (1,391.2) 1,422.7 Earning assets 32,715.6 31,292.9 1,422.7 36,210.1 37,547.1 34,637.5 (1,337.0) 1,572.6 Total assets 36,210.1 34,637.5 1,572.6                   30,043.5 29,613.1 29,866.4 430.4 177.1 Deposits 30,043.5 29,866.4 177.1 1,629.5 3,519.5 630.0 (1,890.0) 999.5 Short-term borrowings 1,629.5 630.0 999.5 32,655.7 34,015.9 31,287.8 (1,360.2) 1,367.9 Total liabilities 32,655.7 31,287.8 1,367.9 3,554.5 3,531.2 3,349.7 23.3 204.8 Stockholders' equity 3,554.5 3,349.7 204.8                             Avg Balance Sheet       23,655.0 23,086.5 21,657.5 568.5 1,997.5 Loans 23,372.3 21,391.3 1,981.0 9,007.8 9,137.0 8,979.4 (129.2) 28.4 Securities (1) 9,072.1 8,834.4 237.7 33,619.8 32,753.8 32,780.8 866.0 839.0 Average earning assets 33,189.2 32,990.2 199.0 36,205.4 35,159.0 35,380.2 1,046.4 825.2 Total assets 35,685.1 35,690.3 (5.2)                   29,372.9 28,792.9 29,979.9 580.0 (607.0) Deposits 29,084.5 30,004.7 (920.2) 2,386.6 2,098.6 1,224.2 288.0 1,162.4 Short-term borrowings 2,243.4 1,455.8 787.6 32,638.1 31,746.2 31,996.5 891.9 641.6 Total liabilities 32,194.7 32,195.5 (0.8) 3,567.3 3,412.8 3,383.8 154.5 183.5 Stockholders' equity 3,490.5 3,494.8 (4.3)                   5.81% 5.54% 3.86% 27 bps 195 bps Loan yield 5.68% 3.79% 189 bps 2.38% 2.35% 2.00% 3 bps 38 bps Securities yield 2.36% 1.99% 37 bps 2.39% 1.65% 0.13% 74 bps 226 bps Cost of IB deposits 2.04% 0.11% 193 bps 79.18% 79.03% 73.15% 15 bps 603 bps Loan/Deposit ratio 79.18% 73.15% 603 bps

Operating Results *Non-GAAP measure: see slide 27 for non-GAAP reconciliation   2Q22 3Q22 4Q22 1Q23 2Q23 Operating PPNR (TE)* ($000) 146,873 174,745 185,026 167,024 157,835 Net Interest Income (TE) ($000) 248,317 282,910 298,116 287,578 276,748 Net Interest Margin (TE) 3.04% 3.54% 3.68% 3.55% 3.30% Operating Noninterest Income* ($000) 85,653 85,337 77,064 80,330 83,225 Operating Expense* ($000) 187,097 193,502 190,154 200,884 202,138 Efficiency Ratio 54.95% 51.62% 49.81% 53.76% 55.33% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Balance Sheet Summary   2Q22 3Q22 4Q22 1Q23 2Q23 Average Loans ($MM) 21,658 22,139 22,723 23,087 23,655 Average Total Securities* ($MM) 8,979 9,177 9,201 9,137 9,008 Average Deposits ($MM) 29,980 29,181 28,816 28,793 29,373 Loan Yield (TE) 3.86% 4.49% 5.12% 5.54% 5.81% Cost of Deposits 0.07% 0.18% 0.50% 0.91% 1.40% Tangible Common Equity Ratio 7.21% 6.73% 7.09% 7.16% 7.50% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28 * Average securities excludes unrealized gain/(loss)

Operating Revenue (TE), Operating PPNR (TE) Reconciliation   Three Months Ended (in thousands) 6/30/2023 3/31/2023 12/31/2022 9/30/2022 6/30/2022 Net interest income $273,911 $284,994 $295,501 $280,307 $245,732 Noninterest income 83,225 80,330 77,064 85,337 85,653 Total revenue $357,136 $365,324 $372,565 $365,644 $331,385 Taxable equivalent adjustment 2,837 2,584 2,615 2,603 2,585 Nonoperating revenue — — — — — Operating revenue (TE) $359,973 $367,908 $375,180 $368,247 $333,970 Noninterest expense (202,138) (200,884) (190,154) (193,502) (187,097) Nonoperating expense — — — — — Operating expense (202,138) (200,884) (190,154) (193,502) (187,097) Operating pre-provision net revenue (TE) $157,835 $167,024 $185,026 $174,745 $146,873 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.   Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660 CHANCOCK WHITNEY 31 Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21%

Current Hedge Positions Cash Flow (CF) Hedges Receive 215 bps versus paying 1 month SOFR on $1.6 billion No new CF hedges were executed and no CF hedges were terminated in 2Q23 Total termination value on remaining active CF hedges is approximately ($110) million as of 6/30/23 Future maturities of existing CF hedges range from December 2025 through March 2028 Fair Value (FV) Hedges $559 million in securities are hedged with $514 million of FV hedges Duration (Market price risk) reduced from approximately 7.1 years to 2.9 years on hedged securities During 2Q23, there were no FV hedge terminations Current termination value of FV hedges is approximately $25 million at 6/30/2023 FV hedges become fully effective beginning January 2025 through July 2026; at that point we pay fixed 1.89% and receive the FF effective rate (resulting in these bonds being a variable rate of FF plus 49 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security, thereby changing its current book yield and extending its duration

Currently have approximately $20 billion in internal and external sources of liquidity if needed More than $17 billion in remaining net liquidity available at June 30, 2023 Liquidity includes $1.2 billion in brokered CDs at June 30, 2023 Paydown of $2 billion in FHLB borrowings in 2Q23 using excess liquidity held at March 31, 2023 At June 30, 2023 $ in millions Total Sources Amount Used Net Availability Internal Sources       Free Securities $ 3,502 $ - $ 3,502 External Sources       FHLB 6,824 1,221 5,603 FRB-DW 3,418 - 3,418 Brokered Deposits 4,507 1,163 3,344 Overnight Fed Funds LOCs 1,369 - 1,369 Total Available Sources of Funding $ 19,620 $ 2,384 $ 17,236 Strong Liquidity Position; Multiple Sources of Funding Available At June 30, 2023 $ in millions Cash and O/N $ 1,238 Cash and O/N as a % of Assets 3.4% Cash and O/N + Net Availability $ 18,474 Uninsured Deposits excl. PF Deposits $ 10,336 Cash and O/N + Net Availability to Adj. Uninsured deposits 178.7%

Second Quarter 2023 Earnings Conference Call 7/18/2023 HANCOCK WHITNEY